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                                                                  EXHIBIT (a)(8)

                             READ-RITE CORPORATION

                           Offer for all Outstanding
          6 1/2% Convertible Subordinated Notes due September 1, 2004
                                in Exchange for
           10% Convertible Subordinated Notes due September 1, 2004,
                        Which Will Be Registered Under
                          the Securities Act of 1933,
                         As Amended, Prior to Closing

To Our Clients:

     Enclosed for your consideration is a preliminary Prospectus, dated February 7, 2000 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Read-Rite Corporation (the "Company") to exchange its 10% Convertible Subordinated Notes due September 1, 2004 (the "Exchange Notes"), for its outstanding 6 1/2% Convertible Subordinated Notes due September 1, 2004 (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

     This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., Eastern Standard Time, on March 8, 2000, unless extended by the Company. Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1.  The Exchange Offer is for any and all Existing Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions for completion of the exchange offer."
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     3.  Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer expires at 5:00 P.M., Eastern Standard Time, on March 8, 2000, unless extended by the Company.

     If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

                                       2
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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Read-Rite Corporation with respect to its Existing Notes.

     This will instruct you to tender the Existing Notes indicated below (or, if no number is indicated below, all Existing Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Existing Notes held by you for my account as indicated below:

          6 1/2% Convertible Subordinated Notes due September 1, 2004 $_________________ (Aggregate Principal Amount of Existing Notes)

          [__] Please do not tender any Existing Notes held by you for my account.

          Dated:  ___________________, 2000


Signature(s): __________________________________________________________________
Print name(s) here: ____________________________________________________________
(Print Address(es)): ___________________________________________________________

(Area Code and Telephone Number(s)): ___________________________________________
(Tax Identification or Social Security Number(s)): _____________________________


     None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing Notes held by us for your account.